VARIABLE ADJUSTABLE LIFE (ONLY)

INVESTMENT ALLOCATIONS / DEATH BENEFIT OPTION SELECTIONS

A.   Death Benefit Option:  [ ] Cash     [ ] Protection
B. Select Sub-Account or Guaranteed Principal Account allocation of net premium:
     (Allocations must total 100%. Minimum of 10% in any sub-account, allocations must be in increments of 5%.)

      % Growth                  % Mortgage Securities                 % International Stock
------                    ------                                ------
      % Bond                    % Index 500                           % Small Company Fund
------                    ------                                ------
      % Money Market            % Capital Appreciation                % Value Stock Portfolio
------                    ------                                ------
      % Asset Allocation        % Guaranteed Principal Account        % Other
------                    ------                                ------        ----------------------

If submitting a non-repeating premium with different allocations than annual premium, please indicate sub-accounts and allocation percentages here:
      %                           %
------  ------------------  ------  ------------------

C. INVESTMENT SUITABILITY--TO BE COMPLETED BY POLICYOWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed policyowner must supply such information so that an informed judgment may be made as to the suitability of the investment for the policyowner.

(NOTE: IF THE PROPOSED POLICYOWNER AND THE PROPOSED INSURED ARE NOT THE SAME, THE PROPOSED POLICYOWNER MUST COMPLETE QUESTIONS 11-13 ALSO.)

1.   Are you an employee of Minnesota Mutual or a subsidiary?    [ ] Yes [ ] No

2.   Are you a spouse or dependent child of an employee of
     Minnesota Mutual or a subsidiary?                           [ ] Yes [ ] No

3.   Are you an employee of an NASD firm?                        [ ] Yes [ ] No

4.   Dependents:   [ ] Spouse   [ ] Children   Ages
                                                    ----------------------------

5.   Current Approximate:    Annual Income $         Assets $
                                            --------         --------

     Debt $         Tax Bracket         %
           --------             --------

6.   Other Investments:

      Savings               $                   Balanced/Total Return Funds $
                             ----------------                                ----------------
      Insurance Cash Values $                   Stock Funds                 $
                             ----------------                                ----------------
      Real Estate           $                   Bond Funds                  $
                             ----------------                                ----------------
      Business Interests    $                   Individual Stocks           $
                             ----------------                                ----------------
      Retirement Funds      $                   Individual Bonds            $
                             ----------------                                ----------------
      Other                 $
            --------------   ----------------



7.   Ranking of Investment Objectives (Rank 1-5, in order of importance):

            Capital Preservation/Conservative Income           Growth
     ------                                             ------
            Current Income                                     Aggressive Growth
     ------                                             ------
            Total Return/Conservative Growth
     ------

8.   Risk Tolerance (Check one):  [ ] Low Risk  [ ] Moderate Risk  [ ] High Risk

9.   Did you receive the current Variable Adjustable Life and
     Fund Prospectus?                                            [ ] Yes [ ] No

10.  Would you like us to send you a Statement of Additional
     Information referred to in the Variable Adjustable Life
     and Fund Prospectus?                                        [ ] Yes [ ] No

PLEASE ANSWER THE FOLLOWING QUESTIONS IF THE PROPOSED POLICYOWNER AND THE PROPOSED INSURED ARE NOT THE SAME.



11.  Employer                             Address
              ---------------------------         ------------------------------

Occupation                                          Years Employed
           ----------------------------------------                -------------

12.  Are you of legal age in the state of your mailing address?  [ ] Yes [ ] No

13.  Face amount of life insurance in force (on the proposed policyowner) $
                                                                          ------
================================================================================

Suitability accepted by Registered Principal                      Date
                                             --------------------      ---------

F 48653 8-95

SYSTEMATIC TRANSFER (DOLLAR COST AVERAGING)

If you wish to begin a systematic transfer of funds, please complete the following section.

PART A: Transfer Option (Minimum transfer lesser of $250 or the account balance)

I wish to transfer: (select one of the following)

[ ]             units from the                      Account. (Units must be a
   ------------                --------------------
   positive whole number)

[ ]$            from the                      Account. (Must be a
   ------------          --------------------
   positive whole number)


PART B: Transfer Allocation (Increments of 5%, Minimum is 10% - must total 100%)

Indicate dollar amounts only if transferring a dollar amount from Part A I wish the amount transferred to be allocated as follows:

DOLLAR AMOUNT or PERCENT                         DOLLAR AMOUNT or PERCENT
  $                     % Growth                   $                     % Capital Appreciation
   ---------   ---------                            ---------   ---------
  $                     % Bond                     $                     % Guaranteed Principal Account
   ---------   ---------                            ---------   ---------
  $                     % Money Market             $                     % International Stock
   ---------   ---------                            ---------   ---------
  $                     % Asset Allocation         $                     % Small Company Fund
   ---------   ---------                            ---------   ---------
  $                     % Mortgage Securities      $                     % Value Stock Portfolio
   ---------   ---------                            ---------   ---------
  $                     % Index 500                $                     % Other
   ---------   ---------                            ---------   ---------        ---------------------

PART C: FREQUENCY

I wish the transfer to occur:

[ ] Monthly      [ ] Quarterly      [ ] Semi-annually      [ ] Annually

PART D: TRANSFER DATE (10th or 20th only)

[ ] 10th         [ ] 20th           Starting                          (Month and Year)
                                             ------------------------

                                    Ending                            (Month and Year)
                                           --------------------------

ADDITIONAL INFORMATION

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